Exhibit 99.1

PANDORA REPORTS RECORD 2Q12 FINANCIAL RESULTS

•	Record quarterly revenue of $67 million grew 117% year over year

•	Record total listener hours of 1.8 billion grew 125% year over year, resulting in a record share of total U.S. radio listening of 3.6%

•	Mobile advertising revenue increases to approximately half of total advertising revenue

•	Company initiates Q312 and full fiscal 2012 guidance highlighted by continued rapid revenue growth

OAKLAND, Calif – August 25, 2011 – Pandora (NYSE: P), the leading internet music service, today announced financial results for the second quarter of fiscal 2012.

“Pandora is personalizing radio — and consumers are enthusiastically embracing the dramatically better experience,” said Joe Kennedy, President & CEO of Pandora. “At the same time, advertisers continue their adoption of Pandora’s multi-platform ad solutions, resulting in our 6th consecutive quarter of year-over-year triple digit revenue growth. In addition to continued high growth in web revenue, Pandora’s mobile advertising revenue for the first time comprised approximately half of total advertising revenue as we lead the way in the nascent but fast growing mobile advertising market. Pandora continues to grow our market share of U.S. radio as we fundamentally transform one of the last forms of traditional media.”

Fiscal 2Q12 Financial Results

Total Revenue: For the second quarter fiscal 2012, total revenue was $67 million, a 117% year over year increase. Advertising revenue was $58.3 million, a 118% year over year increase. Subscription and other revenue was $8.7 million, a 112% year over year increase.

Net Income (Loss) per Share: For the second quarter fiscal 2012, on a GAAP basis, the net loss per common share, basic and diluted, was $(0.04). For the basis of our GAAP net loss per common share calculation, there were approximately 82.4 million weighted average common shares outstanding during the quarter. These calculations assume minimal tax expense due to our net operating loss position.

The non-GAAP net income per fully diluted common share was $0.02, which excludes approximately $2.1 million in stock-based compensation and $3.0 million of other non-cash expense related to the fair value of our previously outstanding convertible preferred stock warrants. For the basis of our non-GAAP net income per common share calculation, there were approximately 187.8 million weighted average fully diluted shares outstanding during the quarter. These calculations assume minimal tax expense due to our net operating loss position.

Cash: For the second quarter fiscal 2012, Pandora generated approximately $0.6 million in cash from operating activities, compared to the $3 million used in the year-ago quarter. The company ended the second quarter of fiscal 2012 with $95.3 million in cash and equivalents, compared with $43.7 million at the end of the prior quarter. The increase in cash was primarily related to proceeds generated from the company’s initial public offering during the second quarter.

Other Business Metrics

Total listener hours: Total listener hours were approximately 1.8 billion for the second quarter fiscal 2012, an increase of 125% compared to approximately 0.8 billion for the second quarter fiscal 2011. Estimated share of total U.S. radio listening at the end of the second fiscal quarter was 3.6%, up from 1.8% a year prior.

Guidance

Based on information available as of August 25, 2011, Pandora is initiating financial guidance for the third quarter fiscal 2012 and full year fiscal 2012 as follows:

Q3 Fiscal 2012 Guidance: Revenue is expected to be in the range of $69.5 million to $72.5 million, representing year-over-year growth of between 84% and 92%. Non-GAAP earnings per common share is expected to be approximately negative $0.02 to breakeven. Non-GAAP earnings per common share excludes stock-based compensation expense, assumes minimal tax expense given our net operating loss position, and 159 million weighted average common shares outstanding for the third quarter fiscal 2012.

Full Year Fiscal 2012 Guidance: Revenue is expected to be in the range of $270 million to $275 million, representing year-over-year growth of between 96% and 100%. Non-GAAP net loss per common share is expected to be between negative $0.07 and negative $0.05. Non-GAAP net loss per common share excludes stock-based compensation expense, excludes $4.5 million of other expense related to the fair value of our previously outstanding convertible preferred stock warrants, assumes minimal tax expense given our net operating loss position, and 104 million weighted average common shares outstanding for fiscal 2012.

Q2 FY12 Financial Results Conference Call: Pandora will host a conference call today at 2 p.m. PT/5 p.m. ET to discuss the second quarter fiscal 2012 financial results with the investment community. A live webcast of the event will be available on the Pandora Investor Relations website at http://investor.pandora.com. A live domestic dial-in is available at (877) 355-0067 or (443) 853-1239 internationally. A domestic replay will be available at (855) 859-2056 or (404) 537-3406 internationally, using passcode 86875317, and available via webcast until September 8, 2011.

About Pandora

Pandora gives people music they love anytime, anywhere, through connected devices. (OK, we’ve added comedy as well so we’re also up for playing some jokes you’ll love.)

Personalized stations launch instantly with the input of a single “seed” - a favorite artist, song or genre. The Music Genome Project®, a deeply detailed hand-built musical taxonomy, powers the personalization of Pandora® internet radio by using musicological “DNA” and constant listener feedback to craft personalized stations from a growing collection of hundreds of thousands of recordings. Tens of millions of people in the U.S. turn on Pandora to hear music they love. www.pandora.com

“Safe harbor” Statement:

This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995, including statements regarding expected GAAP revenue, non-GAAP EPS and market demand. These forward-looking statements are based on Pandora’s current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our operation in an emerging market and our relatively new and evolving business model; our ability to increase our listener base and listener hours; our ability to attract and retain advertisers; our ability to generate additional revenue on a cost-effective basis; competitive factors; our ability to continue operating under existing laws and licensing regimes; our ability to establish and maintain relationships with makers of mobile devices, consumer electronic products and automobiles; our ability to manage our growth; our ability to continue to innovate and keep pace with changes in technology and our competitors; risks related to service interruptions or security breaches; and general economic conditions worldwide.

Further information on these factors and other risks that may affect our business is included in filings we make with the Securities and Exchange Commission from time to time, including our Registration Statement on Form S-1, particularly under the heading “Risk Factors.”

These documents are or will be available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at http://investor.pandora.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP measures of financial performance: non-GAAP net income (loss) and non-GAAP historical diluted earnings (loss) per share. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings press releases.

These non-GAAP financial measures differ from GAAP in that they exclude stock-based compensation, which consists of expenses for stock options and other awards under our equity incentive plans. The non-GAAP net income (loss) and non-GAAP historical diluted earnings (loss) per share measures also exclude the applicable change in fair value of certain warrants issued by us. The change in fair value of certain warrants issued by us is included within Other expense, and stock-based compensation is included in the following cost and expense line items of our GAAP presentation:

•	Cost of revenue

•	Product development

•	Marketing and sales

•	General and administrative

Although stock-based compensation is an expense for us and is viewed as a form of compensation, management excludes stock-based compensation from our non-GAAP measures for purposes of evaluating our continuing operating performance primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook. Furthermore, determining the fair value of both stock-based compensation and stock-derived warrants involves a high degree of estimation and judgment such that the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based instruments. In addition, the value of stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control. We believe these non-GAAP financial measures serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and, when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors’ overall understanding of our current financial performance.

In the financial tables below, we provide a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this earnings release.

###

Contacts:

Dominic Paschel

VP, Investor Relations

investor@pandora.com

(510) 842-6960

Deborah Roth

VP, Corporate Communications & Public Relations

press@pandora.com

(510) 842-6996

Pandora Media Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2010	2011	2010	2011
Revenue:
Advertising	$26,723	$58,258	$45,169	$101,919
Subscription services and other	4,112	8,708	7,265	16,087

Total revenue	30,835	66,966	52,434	118,006

Costs and expenses:
Cost of revenue (1)	2,503	5,460	4,893	9,820
Product development (1)	1,562	3,426	3,061	6,157
Marketing and sales (1)	6,736	14,502	12,169	27,466
General and administrative (1)	2,880	8,410	5,351	15,353
Content acquisition	14,670	33,723	27,286	62,881

Total costs and expenses	28,351	65,521	52,760	121,677

Income (loss) from operations	2,484	1,445	(326)	(3,671)

Other income (expense):
Interest income	15	1	17	3
Interest expense	(117)	(261)	(217)	(370)
Other expense, net	(750)	(2,976)	(846)	(4,485)

Income (loss) before provision for income taxes	1,632	(1,791)	(1,372)	(8,523)

Provision for income taxes	—	21	—	43

Net income (loss)	$1,632	$(1,812)	$(1,372)	$(8,566)

Accretion of redeemable convertible preferred stock	(75)	(40)	(156)	(110)
Increase in cumulative dividends payable upon conversion or liquidation of redeemable convertible preferred stock	(1,946)	(1,328)	(3,829)	(3,648)

Net loss attributable to common stockholders	$(389)	$(3,180)	$(5,357)	$(12,324)

Basic and diluted net loss per share attributable to common stockholders	$(0.04)	$(0.04)	$(0.57)	$(0.25)

Weighted-average number of shares used in computing per share amounts	10,894	82,389	9,396	49,204

(1) Amounts include stock-based compensation expenses as follows:

	Three months ended July 31,		Six months ended July 31,
	2010	2011	2010	2011
Cost of revenue	$5	$148	$11	$212
Product development	43	413	83	590
Marketing and Sales	82	1,079	158	1,502
General and administrative	106	488	176	760

	$236	$2,128	$428	$3,064

Pandora Media Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	As of January 31,	As of July 31,
	2011	2011
Assets
Current assets:
Cash and cash equivalents	$43,048	$95,307
Accounts receivable, net of allowance of $503, $670 at January 31 and July 31, 2011, respectively	42,212	51,435
Prepaid expenses and other current assets	3,516	4,171

Total current assets	88,776	150,913

Property and equipment, net	8,683	12,339
Other assets	1,750	1,997

Total assets	$99,209	$165,249

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	1,965	2,089
Accrued liabilities	5,532	5,045
Accrued royalties	18,080	24,514
Deferred revenue	15,910	19,203
Accrued compensation	3,815	7,635
Current portion of long-term debt	6,759	—

Total current liabilities	52,061	58,486

Long-term debt	837	—
Preferred stock warrant liability	1,027	—
Other long-term liabilities	1,632	2,337

Total liabilities	55,557	60,823

Redeemable convertible preferred stock, $0.0001 par value: 134,051,713 shares authorized as of January 31, 2011; 133,534,334 shares issued and outstanding as of January 31, 2011; aggregate liquidation preference of $147,891 as of January 31, 2011.	126,662	—

Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value; zero and 10,000,000 shares authorized as of January 31 and July 31, 2011, respectively; no shares issued and outstanding as of January 31 and July 31, 2011
Common stock, $0.0001 par value: 220,000,000 and 1,000,000,000 shares authorized as of January 31, 2011 and July 31, 2011, respectively; 14,510,655 and 161,104,355 shares issued and outstanding as of January 31 and July 31, 2011, respectively	1	16
Additional paid-in capital	2,308	198,295
Accumulated deficit	(85,319)	(93,885)

Total stockholders’ equity (deficit)	(83,010)	104,426

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$99,209	$165,249

Pandora Media Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six months ended July 31,
	2010	2011
Operating Activities
Net loss	$(1,372)	$(8,566)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	597	1,715
Loss on disposition of fixed assets	(15)	—
Stock-based compensation	428	3,064
Issuance of common stock in exchange for non-employee services	157	—
Remeasurement of preferred stock warrants	869	4,499
Amortization of debt discount	2	1
Amortization of debt issuance cost	—	57
Changes in assets and liabilities:
Accounts receivable	(5,978)	(9,223)
Prepaid expenses and other assets	(118)	(960)
Accounts payable and accrued liabilities	966	(1,138)
Accrued royalties	971	6,434
Accrued compensation	1,463	3,820
Deferred revenue	4,089	3,293
Reimbursement of cost of leasehold improvements	—	375

Net cash provided by operating activities	2,059	3,371

Investing Activities
Purchases of property and equipment	(2,003)	(5,371)
Proceeds from sale of property and equipment	26	—

Net cash used in investing activities	(1,977)	(5,371)

Financing activities
Borrowings under debt arrangements	3,443	—
Repayments of debt	(82)	(7,596)
Proceeds from issuance of preferred stock warrants	—	165
Proceeds from early exercise of stock options	126	—
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	22,206	—
Proceeds from initial public offering net of offering costs	—	91,666
Proceeds from issuance of common stock	337	654
Payment of dividends to preferred stockholders at initial public offering	—	(30,630)
Proceeds from buyers in investor offer	7,908	—
Payments to sellers in investor offer	(7,908)	—

Net cash provided by financing activities	26,030	54,259

Net increase in cash and cash equivalents	26,112	52,259
Cash and cash equivalents at beginning of period	16,164	43,048

Cash and cash equivalents at end of period	$42,276	$95,307

Pandora Media Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2010	2011	2010	2011
Net income (loss) and net income (loss) per share reconciliations:
GAAP net income (loss)	$1,632	$(1,812)	$(1,372)	$(8,566)
(a) Stock-based compensation	236	2,128	428	3,064
(b) Change in the fair value of the warrant	760	2,976	869	4,499

Non-GAAP net income (loss)	$2,628	$3,292	$(75)	$(1,003)

Non-GAAP net income (loss) per common share - basic	$0.02	$0.02	$(0.00)	$(0.01)

*Non GAAP shares used in computing net income (loss) per common share - basic	146,348	157,140	145,635	154,831

Non-GAAP net income per common share - diluted	$0.02	$0.02	N/A	N/A

*Non-GAAP shares used in computing net income per common share - diluted	170,685	187,840	N/A	N/A

Costs and expenses reconciliation:
GAAP costs and expenses	$28,351	$65,521	$52,760	$121,677
(a) Stock-based compensation	(236)	(2,128)	(428)	(3,064)

Non-GAAP costs and expenses	$28,115	$63,393	$52,332	$118,613

Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$2,484	$1,445	$(326)	$(3,671)
(c) Stock-based compensation in cost of revenue	5	148	11	212
(d) Stock-based compensation in product development	43	413	83	590
(e) Stock-based compensation in marketing and sales	82	1,079	158	1,502
(f) Stock-based compensation in general and administrative	106	488	176	760

Non-GAAP income (loss) from operations	$2,720	$3,573	$102	$(607)

*	Non-GAAP basic and diluted common shares have been computed to give effect to the conversion of the convertible preferred stock and warrants into common stock as though the conversion had occurred at the beginning of the period.